As filed with the Securities and Exchange Commission on September 17, 2004
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         KENNETH COLE PRODUCTIONS, INC.
             (Exact name of registrant as specified in its charter)


           New York                                                13-3131650
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                                Identification
                                                                     Number)

                              603 West 50th Street
                            New York, New York 10019
                                 (212) 265-1500
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

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            Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan
                            (Full title of the plan)
     -----------------------------------------------------------------------

                                David P. Edelman
                             Chief Financial Officer
                         Kenneth Cole Productions, Inc.
                              603 West 50th Street
                            New York, New York 10019
                                 (212) 265-1500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                    Copy to:
                             Daniel D. Rubino, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

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
                                            CALCULATION OF REGISTRATION FEE
======================== ======================= ======================== ====================== =====================
Title of securities to                              Proposed maximum        Proposed maximum
    be registered             Amount to be         offering price per      aggregate offering         Amount of
                             registered(3)              share (4)               price (4)          registration fee
------------------------ ----------------------- ------------------------ ---------------------- ---------------------
Class A Common Stock,          520,162 (1)                $30.165             $15,690,686.73           $1,988.01
$0.01 par value per            479,838 (2)                  N/A                     N/A                   N/A
share
======================== ======================= ======================== ====================== =====================

(1)  This Registration Statement covers 520,162 shares of the Class A Common Stock, $0.01 par value per share (the
     "Common Stock"), of Kenneth Cole Productions, Inc. (the "Company") authorized to be offered and sold pursuant to the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan (the "Plan").
(2)  This Registration Statement also covers 479,838 shares of Common Stock authorized to be offered and sold pursuant to the Plan, which shares were previously authorized for issuance under the Kenneth Cole Productions, Inc. 1994
     Stock Option Plan (the "1994 Plan") for which a Registration Statement on Form S-8 was filed and with respect to which the Company has already paid a filing fee. Because the Company has moved 479,838 shares of Common Stock from the 1994 Plan, with respect to which a registration fee has already been paid, to the Plan, the Company is not paying a registration fee for these securities.
(3)  In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(4)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule
     457 under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Kenneth Cole Productions, Inc., a New York corporation (the "Company"), are incorporated by reference into the Registration Statement:

               (a) The Company's Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2003, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004, respectively, filed pursuant to the Exchange Act;

               (c) The Company's Current Reports on Form 8-K, filed on February 27, 2004, March 25, 2004, April 29, 2004, June 29, 2004, July 22, 2004
          and July 29, 2004, respectively, pursuant to the Exchange Act; and

               (d) The description of the Common Stock, which is incorporated by reference into the Company's Registration Statement on Form 8-A, filed on May 18, 1994, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form S-1, under the caption "DESCRIPTION OF CAPITAL STOCK", Registration No. 33-77636, filed on April 13, 1994, pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Article 7 of the Company's Restated Certificate of Incorporation, provides:

No director of the [Company] shall be personally liable to the [Company] or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article 7 shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Notwithstanding the foregoing, nothing in this Article 7 shall eliminate or limit the liability of a director for any act or omission occurring prior to the date of filing of the Restated Certificate of Incorporation of the [Company] that includes this Article 7.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

          5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

       23.1     Consent of Ernst & Young LLP.

       23.2     Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

         24     Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 17th day of September 2004.


                                        KENNETH COLE PRODUCTIONS, INC.

                                        By: /s/ Kenneth D. Cole
                                            ------------------------------
                                            Kenneth D. Cole
                                            Chairman of the Board
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Kenneth Cole Productions, Inc. hereby severally constitutes and appoints Kenneth D. Cole and David P. Edelman, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Name                         Title                       Date
              ----                         -----                       ----

By: /s/ Kenneth D. Cole         Chairman of the Board and     September 17, 2004
    -------------------------   Chief Executive Officer
        Kenneth D. Cole         (principal executive officer)


By: /s/ David P. Edelman        Chief Financial Officer       September 17, 2004
    -------------------------   (principal financial and
        David P. Edelman        accounting officer)


By:                             President and Director        September __, 2004
    -------------------------
        Paul Blum


By: /s/ Robert C. Grayson       Director                      September 17, 2004
    -------------------------
        Robert C. Grayson


By: /s/ Denis F. Kelly          Director                      September 15, 2004
    -------------------------
        Denis F. Kelly


By: /s/ Philip B. Miller        Director                      September 15, 2004
    -------------------------
        Philip B. Miller

                                INDEX TO EXHIBITS


Exhibit No.      Description of Exhibit
-----------      ----------------------

         5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

       23.1      Consent of Ernst & Young LLP.